SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           ---------------------------

                         The Bear Stearns Companies Inc.
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             (Exact name of registrant as specified in its charter)



          Delaware                                          13-3286161
----------------------------                          -----------------------
  (State of Incorporation)                                 (IRS Employer
                                                        Identification No.)

     383 Madison Avenue
     New York, New York
----------------------------                                    10179
   (Address of principal                               -----------------------
     executive offices)                                      (Zip Code)

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      If this form relates to the registration of a class of securities pursuant
to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. | |

      Securities Act registration statement file number to which this form relates: 333-121744

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      Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                         Name of each exchange on which
      to be so registered                         each class is to be registered
--------------------------------                 -----------------------------
 $21,000,000 Medium-Term Notes,                    American Stock Exchange LLC
  Linked to a Basket of Three
  International Equity Indices
      Due August 2, 2010

                           ---------------------------


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   Securities to be registered pursuant to Section 12(g) of the Act:

    Title of each class                           Name of each exchange on which
    to be so registered                           each class is to be registered
--------------------------------                 -----------------------------
            None                                        Not Applicable

Item 1. Description of Registrant's Securities to be Registered.

      The description of the general terms and provisions of the $21,000,000 Medium-Term Notes, Linked to a Basket of Three International Equity Indices Due August 2, 2010 to be issued by the registrant (the "Notes") set forth in the Preliminary Pricing Supplement dated July 18, 2006, attached hereto as Exhibit 5, the Prospectus Supplement dated February 2, 2005 and the Prospectus dated February 2, 2005, each attached hereto as Exhibit 4, which contain certain proposed terms and provisions, are hereby incorporated by reference. The description of the general terms and provisions of the Notes set forth in the Pricing Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under the registrant's Registration Statement on Form S-3 (File No. 333-121744), which will contain the final terms and provisions of the Notes, is hereby deemed to be incorporated by reference herein and made a part hereof.

Item 2. Exhibits.

      1 Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) (incorporated by reference to Exhibit 4(a)(1) to the registrant's Registration Statement on Form S-3 (File No. 33-40933)).

      2 First Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) (incorporated by reference to Exhibit 4(a)(2) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 1998).

      3 Form of Note ($21,000,000 Medium-Term Notes, Linked to a Basket of Three International Equity Indices Due August 2, 2010).

      4 Prospectus Supplement, dated February 2, 2005 and Prospectus, dated February 2, 2005, each relating to Medium Term Notes, Series B (incorporated by reference to the registrant's filing under Rule 424(b)(5), dated February 2, 2005).

      5 Preliminary Pricing Supplement describing the Principal Protected Notes $21,000,000 Medium-Term Notes, Linked to a Basket of Three International Equity Indices Due August 2, 2010, subject to completion, dated July 18, 2006 (incorporated by reference to the registrant's filing under Rule 424(b)(5), dated July 18, 2006).

                                           SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       THE BEAR STEARNS COMPANIES INC.


                                       By:  /s/ Kenneth L. Edlow
                                            -------------------------
                                          Name:  Kenneth L. Edlow
                                          Title: Secretary

Dated: July 31, 2006

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

                                  EXHIBIT INDEX

      1 Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) (incorporated by reference to Exhibit 4(a)(1) to the registrant's Registration Statement on Form S-3 (File No. 33-40933)).

      2 First Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) (incorporated by reference to Exhibit 4(a)(2) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 1998).

      3 Form of Note ($21,000,000 Medium-Term Notes, Linked to a Basket of Three International Equity Indices Due August 2, 2010).

      4 Prospectus Supplement, dated February 2, 2005 and Prospectus, dated February 2, 2005, each relating to Medium Term Notes, Series B (incorporated by reference to the registrant's filing under Rule 424(b)(5), dated February 2, 2005).

      5 Preliminary Pricing Supplement describing the Principal Protected Notes $21,000,000 Medium-Term Notes, Linked to a Basket of Three International Equity Indices Due August 2, 2010, subject to completion, dated July 18, 2006 (incorporated by reference to the registrant's filing under Rule 424(b)(5), dated July 18, 2006).

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